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                                                                     EXHIBIT 8.2

                      [ANDREWS & KURTH L.L.P. LETTERHEAD]

                               December 22, 1997

Zilkha Energy Company
1201 Louisiana Street, Suite 3200
Houston, Texas 77002

                                  TAX OPINION

Gentlemen:

                 We have acted as counsel for Zilkha Energy Company, a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Merger, dated as of November 22, 1997 (the "Merger Agreement"), between Sonat Inc., a Delaware corporation ("Parent"), and the Company, pursuant to which a wholly owned subsidiary of Parent, will be merged with and into the Company.

                 All statements of legal conclusions contained in the discussion under the caption "Certain U.S. Federal Income Tax Consequences of the Merger" in the prospectus included in the Registration Statement on Form S-4 of Sonat (Reg. No. 333-41851) reflect our opinion with respect to the matters set forth therein.

                 We hereby consent to the references to our firm and this opinion contained in the prospectus included in the Registration Statement.

                                                   Very truly yours,


                                                   /s/ ANDREWS & KURTH L.L.P.